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                      COLDWATER CREEK, INC.
               EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                       ENROLLMENT/CHANGE FORM

            ACTION                           COMPLETE SECTIONS:
            ------                           ------------------
SECTION 1: // New Enrollment                 2, 3, 7 AND sign attached
ACTION                                               Stock Purchase Agreement
           // Change Payroll Deductions      2, 4, 7
           // Terminate Payroll Deductions   2, 5, 7
           // Leave of Absence               2, 6, 7

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SECTION 2:  Name______________________________________________________
PERSONNEL       Last            First        MI            Dept.
DATA
            Home Address______________________________________________
                                           Street
            __________________________________________________________
                 City            State            Zip Code

            Social Security #:  / // // / - / // / - / // // // /

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SECTION 3:  Effective with the Purchase
NEW         Interval Beginning:          Payroll Deduction Amount:  _____% of
ENROLLMENT                               base salary*
            //  April 1, 199_
            //  October 1, 199_          * Must be a multiple of 1% up to a
                                         maximum of 15% of base salary
            //  Initial Offering Period -- July 1, 1997

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SECTION 4: Effective with the Pay                     I authorize the following
CHANGE     Period Beginning: _____________________    new level of payroll
PAYROLL                       Month, Day and Year     deductions: ___% of
DEDUCTIONS                                            base salary*

                                                      * Must be a multiple of 1%
                                                      up to a maximum of 15% of
                                                      base salary

             NOTE: You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.

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SECTION 5: Effective with the                        Your election to terminate
TERMINATE  Pay Period Beginning:___________________  your payroll deductions
PAYROLL                         Month, Day and Year  for the balance of the
DEDUCTIONS                                           offering period cannot be
                                                     changed, and you may not
                                                     rejoin the offering period
                                                     at a later date. You will
                                                     not be able to resume
                                                     participation in the ESPP
                                                     until a new offering
                                                     period begins.

            In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six (6)-month purchase interval:


           //  Purchase shares of Coldwater Creek, Inc. at end of the interval
                        OR
           //  Refund ESPP payroll deductions collected

          NOTE: If your employment terminates for any reason or your eligibility status changes (LESS THAN 20 hrs/wk or LESS THAN 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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SECTION 6  In connection with my unpaid leave of absence, I elect the
LEAVE OF   following action with respect to my ESPP payroll
ABSENCE    to date in the current purchase interval:

           //  Purchase shares of Coldwater Creek, Inc. at end of the interval
                        OR
           //  Refund ESPP payroll deductions collected

           NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.

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SECTION 7
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

______________________________             ____________________________________
             Date                                 Signature of Employee